SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2014

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6363 South Fiddlers Green Circle, Greenwood Village, CO	80111
(Address of principal executive offices)	(zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

We are filing this Current Report on Form 8-K solely to update portions of our Annual Report on Form 10-K for Newmont Mining Corporation (“Newmont”) for the year ended December 31, 2013 filed on February 20, 2014 (“Newmont 2013 Annual Report”) for the following:

•	The change in Newmont’s reportable segments required to align with a change in the chief operating decision makers’ evaluation of the organization in 2014;

•	The revision of our deferred tax assets related to certain foreign subsidiaries; and

•	The revision of Yanacocha stockpiles for 2013.

Segment results have been revised to reflect a change in our reportable segments to align with a change in the chief operating decision makers’ evaluation of the organization, effective in the first quarter of 2014. The Nevada operations have been revised to reflect Carlin, Phoenix and Twin Creeks segments and Other Australia/New Zealand operations have been revised to reflect Tanami, Jundee, Waihi and Kalgoorlie segments. The Conga development project will be reported in the Other South America segment. The Nimba and Merian development projects, historically reported in Other Africa and Other South America, respectively, will be reported in Corporate and Other. In accordance with Accounting Standards Codification (“ASC”) 280 guidance, segments for all periods presented have been revised for these changes.

During the first quarter of 2014, the Company completed a review of its deferred tax asset balances. The Company concluded that its interpretation of ASC 740 with respect to unborn foreign tax credits relating to foreign subsidiaries had been incorrectly applied since 2005. The impact of the misstatement resulted in a cumulative overstatement of deferred tax assets of $143 at December 31, 2013 and an adjustment to the opening balances of Newmont stockholders equity of $36 at January 1, 2011.

Also during the first quarter of 2014, the Company completed a review of stockpile balances and determined that the Yanacocha stockpiles were overstated by $21 ($14 net of tax) at December 31, 2013. The Yanacocha stockpile revision increased Costs applicable to sales for the year ended December 31, 2013.

We have assessed the materiality of these misstatements in accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 99 and concluded that these errors are not material to the Newmont 2013 Annual Report. In conjunction with the segment revision noted above, the revisions to address each of the misstatements have been incorporated and all periods presented have been revised for these changes.

This Current Report on Form 8-K is being filed solely for the purpose described above and only affects the items specified. All other information in the Newmont 2013 Annual Report remains unchanged. Neither this Current Report on Form 8-K nor the Exhibits hereto reflect any events or developments occurring after February 20, 2014, or modify or update the disclosures in the Newmont 2013 Annual Report that may have been affected by subsequent events. Accordingly, this Current Report on Form 8-K should be read in conjunction with the Newmont 2013 Annual Report and the filings made by us with the Securities and Exchange Commission subsequent to the filing of those reports, including any amendments to those filings.

The updated financial information is attached as Exhibits 99.1 and 99.2, and is incorporated herein by reference.

Item 9.01 of this Current Report on Form 8-K updates the information contained in Newmont’s 2013 Annual Report to reflect Newmont’s realignment of its business segments and deferred tax asset and stockpile revisions, which were effective during the first quarter of 2014. Newmont has updated and revised the following items that were contained in the Newmont 2013 Annual Report to reflect the retrospective revisions discussed above:

Item 6.	Selected Financial Data

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Item 8.	Financial Statements and Supplementary Data

Item 15.	Exhibits, Financial Statement Schedules

By virtue of this Current Report, the Company will be able to incorporate the updated information by reference into future registration statements or post effective amendments to existing registration statements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following are filed as exhibits to this report:

23	Consent of Independent Registered Public Accounting Firm.

99.1	Updated financial information in the Annual Report on Form 10-K for the year ended December 31, 2013 including: Item 6 Selected Financial Data; Item 7 Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations; and Item 8 Financial Statements and Supplementary Data.

99.2	Updated financial information in Exhibit 12.1 of Form 10-K for the year ended December 31, 2013.

101	101.INS	XBRL Instance

	101.SCH	XBRL Taxonomy Extension Schema

	101.CAL	XBRL Taxonomy Extension Calculation

	101.LAB	XBRL Taxonomy Extension Labels

	101.PRE	XBRL Taxonomy Extension Presentation

	101.DEF	XBRL Taxonomy Extension Definition

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Laurie Brlas
	Name:	Laurie Brlas
	Title:	Executive Vice President, Chief Financial Officer

Dated: June 13, 2014